                                                                   EXHIBIT 10.34

                            PARTICIPATION AGREEMENT


                  THIS PARTICIPATION AGREEMENT (this "Agreement") is made as of February 11, 2000 by and between FOOTHILL CAPITAL CORPORATION, having an office at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 ("Lender"), and WORLD ACCESS, INC., a Delaware corporation, having an office at 2240 Resurgens Plaza, 945 E. Paces Ferry Road, Atlanta, Georgia 30326 ("Participant").

                  WHEREAS, Lender has previously entered into the Loan Agreement with Borrower, pursuant to which Lender has made certain loans to Borrower;

                  WHEREAS, Lender is entering into the Eleventh Amendment, pursuant to which Lender has made and/or hereafter may make Term Loan B to Borrower;

                  WHEREAS, Participant wishes to purchase, and Lender desires to sell an ongoing participation interest in Term Loan B, upon the terms and conditions set forth below; and

                  WHEREAS, Lender desires to preserve its right to sell to other participants other participations in the Obligations that are not inconsistent with the participation sold herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.  DEFINITIONS

                  "Advances" - all loans and advances (including, without limitation, "Advances" (as such term is defined in the Loan Agreement)) other than Term Loan B made or to be made by Lender to or on behalf of Borrower pursuant to any of the Transaction Agreements, and all other items (other than interest or other compensation) chargeable to Borrower pursuant to any of the Transaction Agreements.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Amendment Fee" shall mean the fee payable pursuant to
Section 4 of the Eleventh Amendment.

                  "Anniversary Facility Fee" shall mean any fee payable pursuant to Section 2.8(b) of the Loan Agreement.

                  "Borrower" means, individually and collectively, jointly and severally, Communication Telesystems International, dba WorldxChange Communications, a California corporation ("WXCC"), WorldxChange Communications, Inc., a Canadian corporation, CTS Telcom Holdings, Inc., a Delaware corporation, and CTS Telcom, Inc., a Florida corporation

                  "Business Days" - has the meaning set forth in the Loan Agreement.

                  "Closing Facility Fee" shall mean any fee payable pursuant to
Section 2.8(a) of the Loan Agreement.

                  "Collateral" - means all property, security interests, and/or guarantees received by, or for the benefit of, Lender or Participant pursuant to the Transaction Agreements or otherwise acquired by, or for the benefit of, Lender or Participant in connection with the Transactions.

                  "Collections" - means all monies received by, or for the benefit of, Lender from Borrower or from other sources (including any guarantors) on account of the Obligations or as proceeds of the Collateral, or as a result of the exercise of any right of setoff by Lender or any of its affiliates.

                  "Eleventh Amendment" means that certain Amendment Number Eleven to Loan and Security Agreement dated as of February 11, 2000, entered into between Borrower and Lender.

                  "Eleventh Amendment Effective Date" has the meaning set forth in the Loan Agreement.

                  "Loan Agreement" - means that certain Loan and Security Agreement dated as of August 4, 1998 , entered into between Lender and Borrower, as amended, supplemented, or otherwise modified from time to time.

                  "Maximum Amount" - means, as of any date of determination, the Maximum Revolving Amount plus the Maximum Term Loan B Amount.

                  "Maximum Participant Commitment" - $30,000,000

                  "Maximum Revolving Amount" - means $35,000,000, reduced cumulatively on the first and fifteenth day of each calendar month, commencing on the first such date to occur after the Eleventh Amendment Effective Date, by a bi-monthly reduction of $150,000, but not reduced to less than $30,000,000.

                  "Maximum Term Loan B Amount" - $30,000,000.

                  "Obligations" - has the meaning set forth in the Loan
Agreement.

                  "Outstanding Amount" means, on any date that a determination thereof is to be made, the outstanding principal balance of the Advances plus the outstanding principal balance of Term Loan B.

                  "Overadvance" - has the meaning set forth in the Loan
Agreement.

                  "Participant Expenses" - has the meaning set forth in the Loan Agreement.

                  "Participant's Commitment" - Participant's obligation to Lender to purchase from time to time its pro-rata share (based on Participant's Ratable Share of Term Loan B) of Term

Loan B, which participation interest vis-a-vis the other Obligations shall be on a last-out basis, in a maximum aggregate principal amount equal to the Maximum Participant Commitment.

                  "Participant's Investment" - Participant's initial purchase price paid hereunder, plus all additional sums paid by Participant to Lender hereunder, less all principal payments received and retained by Participant in connection with the Transactions.

                  "Participant's Percentage" - means 100.00%.

                  "Participant's Ratable Share" - means (a) with respect to Lender's obligation to make Term Loan B and receive payments relative thereto, the Participant's Percentage; and (b) with respect to all other matters, the result (expressed as a percentage) of (i) the Maximum Participant Commitment, divided by (ii) the Maximum Amount.

                  "Term Loan B" has the meaning set forth in the Loan Agreement.

                  "Transaction Agreements" - the Loan Agreement, and all related written agreements, promissory notes, instruments, financing statements, or other documents entered into or to be entered into among Lender, Borrower, and/or any guarantor (and/or other parties, including any third-party providers of collateral), providing for credit to Borrower in an aggregate principal amount not to exceed the Maximum Amount, copies of which have been delivered by Lender to Participant, as they may hereafter from time to time be amended, supplemented, restated, and/or renewed.

                  "Transactions" - all actions taken and to be taken by Lender, Borrower, the guarantors, and/or any other party in connection with the Transaction Agreements, including, without limitation, any Advances and/or the Term Loan B.

                  "Unused Line Fee" shall mean the fee payable pursuant to
Section 2.8(d) of the Loan Agreement.

2.  SALE OF PARTICIPATION

         2.1 (a) Lender hereby sells to Participant, and Participant hereby purchases from Lender, makes Participant's Commitment to Lender with respect to the continuing acquisition of, and accepts, an undivided interest in Term Loan B equal to the Participant's Percentage, and in the Agreements, Transactions, Obligations, Collateral, and Collections (subject to the "last out" provisions hereof), equal to Participant's Ratable Share, which participation vis-a-vis the other Obligations shall be on a last-out basis.

             (b) Promptly after the execution and delivery of this Agreement by Participant and Lender, Participant shall cause immediately available funds in the amount of the portion of Term Loan B to be made to Borrower on the Eleventh Amendment Effective Date to be sent to Lender. Upon receipt of such funds, Lender shall make the amount of such funds available to Borrower.

             (c) At any time after the Eleventh Amendment Effective Date that a portion of Term Loan B is to be made to Borrower, Participant shall cause immediately available funds in the amount of such portion of Term Loan B to be made available to Lender prior to the date on which such portion of Term Loan B is to be made to Borrower. Upon receipt of such funds, Lender shall make the amount of such funds available to Borrower.

3.  PROCEDURE

         3.1 Lender will keep records of all Obligations and Collateral that is in its possession, appropriately marked to show the interest of Participant therein, and Participant or its designees may inspect or copy same at reasonable times during normal business hours. Lender will, from time to time, promptly following the execution thereof, furnish Participant with copies of future Transaction Agreements relating to Term Loan B, and with such additional information as Lender may have and may deem appropriate to provide to Participant with respect to such Transaction Agreements; provided, however, that Lender shall not be liable to Participant for any damages resulting from Lender's failure to provide such copies of such future Transaction Agreements or such information, except if Lender's failure is the result of gross negligence or willful misconduct.

         3.2 During the term of this Agreement, Lender will deliver monthly statements to Participant showing the status of the Term Loan B Transactions and the Obligations as of the last day of the preceding month and the activity during such preceding month. Any accounting rendered by Lender to Participant presumptively shall be deemed correct and binding unless Participant notifies Lender by certified mail, return receipt requested, to the contrary, within 30 days after the date when each such accounting is mailed or otherwise delivered to Participant.

         3.3 Participant acknowledges that Lender has not made and does not make any representations or warranties, express or implied, as to Borrower's financial condition, or with respect to the validity, enforceability, collectibility, priority, or perfection of any of the Transaction Agreements, the Transactions, or the Collateral, and that Participant is fully familiar with and has made its own independent evaluation and determination thereof. Lender represents and warrants to Participant that Lender is the legal owner of the interest in Term Loan B being conveyed hereunder, that Lender has the full right, power and authority to assign, transfer and convey such interest, and that such interest is being transferred free and clear of any claims, liens or interests of any third parties. Participant expressly acknowledges: (a) that, except as expressly provided hereinabove, Lender has not made any representations or warranties to it of any sort whatsoever and that no act by Lender hereafter taken, including any review of the affairs of Borrower or of any guarantors, shall be deemed to constitute any representation or warranty by Lender to Participant; (b) that Participant will continue to make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of Borrower or any guarantors in connection with the Transactions; and (c) that Lender shall have no duty or responsibility, either initially or on a continuing basis, to provide Participant with any credit or other information except as expressly provided for herein.

         3.4 Because Participant's Investment is a "last-out" participation, it is expected that Participant's Investment will remain fully funded at all times prior to the Term Loan B Maturity Date (as such term is defined in the Loan Agreement). Except as provided in Section 5.1 hereof in the event that (i) Lender shall have accelerated the maturity of the Obligations based on Borrower's default under the Transaction Agreements, or (ii) the Obligations shall have matured in accordance with their terms and not have been repaid in full, Participant hereby agrees with Lender that all amounts received by Lender, whether by Collections or otherwise, shall be applied to Borrower's loan account with Lender at such time and in such manner as is provided in the Transaction Agreements, and shall be applied to the repayment of the Obligations as follows:

           (a) first, to the repayment of all Obligations then due and payable to Lender (including, without limitation, all accrued and unpaid interest with respect to Obligations other than Term Loan B then due and payable to Lender and all accrued and unpaid Foothill Expenses (as defined in the Loan Agreement) then due and payable to Lender (other than Participant Expenses), but excluding Obligations in respect of Term Loan B);

           (b) second, to the repayment of all accrued interest with respect to Term Loan B then due and payable with respect to Term Loan B;

           (c) third, to the repayment of all accrued and unpaid fees (including, without limitation, the Amendment Fee) and all Participant Expenses in each case then due and payable with respect to Term Loan B;

           (d) fourth, to the repayment of all outstanding Obligations (other than Obligations in respect of Term Loan B); and

           (f) fifth, to the repayment of all unpaid principal of, or other Obligations in respect of, Term Loan B.

           All payments hereunder shall be made by wire transfer according to wiring instructions delivered by each party to the other party hereto.

         3.5 (a) Participant's Investment hereunder shall accrue interest in accordance with the terms and conditions of the Loan Agreement. Except as provided in Section 5.1 hereof in the event that (i) Lender shall have accelerated the maturity of the Obligations based on Borrower's default under the Transaction Agreements, or (ii) the Obligations shall have matured in accordance with their terms and not have been repaid in full, Lender agrees that, upon receipt by Lender of payments in respect of Obligations then due and payable with respect to Term Loan B, all such amounts with respect to Participant's Investment hereunder shall be promptly paid to Participant in United States Dollars, in accordance with this Section 3.5. Under any circumstances in which Participant shall not be entitled to receive payments with respect to Participant's Investment as herein provided, then Participant's right to the return of Participant's Investment thereafter shall be subject to
Section 5.1 hereof without regard to Lender's declaration of Borrower's loan account to be in liquidation pursuant to Section 5.1 hereof.

                  (b) Participant shall not be entitled to any compensation based upon any float, or any similar charges provided under the Transaction Agreements, nor shall Participant share in the Closing Facility Fee, any Anniversary Facility Fee, any Unused Line Fee, any Servicing Fees, or any other fees paid by Borrower to Lender, except for the Amendment Fee as provided herein. Participant shall not share in any financial examination, documentation or appraisal fees paid to Lender. Participant shall not share in any recovery by Lender of out-of-pocket expenses incurred by Lender and reimbursable by Borrower except to the extent that such expenses are "extraordinary expenses" (as hereinbelow defined) with respect to which Participant theretofore paid to Lender its pro-rata share (based on Participant's Ratable Share of the Obligations) thereof.

                  (c) Participant shall be entitled to the entire portion of the Amendment Fee (in the amount of $225,000) that is due and payable on November 1, 2000 (except to the extent such portion of the Amendment Fee shall not be payable by Borrower under the terms of the Eleventh Amendment), as and when such Portion of the Amendment Fee shall be due and payable by Borrower.

                  (d) Participant shall be entitled, if and to the extent that such amounts are received in cash by Lender, to all Participant Expenses paid or incurred by Participant and which are subject to reimbursement by Borrower in accordance with the provisions of the Eleventh Amendment or the Loan Agreement as amended thereby.

         3.6 In the event that Lender is required, for any reason, to refund or repay to Borrower or any other person all or any portion of any payment previously made to Lender with respect to Term Loan B and which has been paid to Participant and applied to reduce Participant's Investment therein, Participant shall remit to Lender such amount as was previously paid to Participant that is required to be so refunded or repaid by Lender, and Participant's Investment shall be increased accordingly.

         3.7 Lender shall not have, and does not assume, any liability to Participant for the repayment of Participant's Investment or interest and fees thereon, or reimbursement of expenses in connection therewith, to the extent that such funds are not received from Borrower or collected from the proceeds of the Collateral, except for losses occasioned by Lender's gross negligence or willful misconduct.

         3.8 Lender shall bear all costs and expenses of managing and servicing the Transactions except for extraordinary expenses, which shall be borne by Lender and Participant pro-rata (based upon Participant's Ratable Share of the Obligations), and for which Participant shall reimburse Lender upon demand for Participant's pro-rata share (based upon Participant's Ratable Share of the Obligations) thereof. The term "extraordinary expenses" shall consist of any reasonable out-of-pocket costs and expenses, and shall include, but not be limited to, reasonable attorneys fees and disbursements, court costs and reasonable fees of any outside agency, incurred in connection with the enforcement of any of Lender's rights and remedies after the date of this Agreement against Borrower or any guarantors, arising under the Transaction Agreements, or with regard to any of the Collateral, or in defending any action or opposing any claim asserted at any time by Borrower or any of its stockholders or any guarantors or any receiver or trustee in bankruptcy, or by any other party against Lender or Participant caused by any alleged claim of usury, ultra vires act or invalidity, any alleged preferential or fraudulent transfer, or any other claim (other than a claim resulting from Lender's gross negligence or willful misconduct) in connection with the Transactions or the Collateral or any recovery on account of such claim; provided, however, that Participant will be liable only if such fees or costs are incurred on or after the Eleventh Amendment Closing Date, or such claims relate to Transactions occurring on or after the Eleventh Amendment Closing Date and prior to the effective date of termination of this Agreement, or such fees or costs are incurred or arise while, or relate to Transactions or Collateral occurring or existing while, Borrower's loan account shall be in a liquidation declared prior to the effective date of termination of this Agreement. Lender promptly shall provide Participant with notice of the assertion of any action or claim described in the immediately preceding sentence; provided, however, that Lender shall not be liable to Participant, nor shall Participant be relieved of its obligations under this Section 3.8, unless Lender fails to provide such notice willfully or as a result of gross negligence. Extraordinary expenses shall not include any expenses of ordinary overhead or ordinary payments made to clerical personnel or executives of Lender. Participant also shall reimburse Lender, on demand, for Participant's pro-rata share (based upon Participant's Ratable Share of the Obligations) of all amounts paid by Lender in settlement or compromise of any such claim or action (subject to the same provisos as set forth above), except in the event, and in such case then except only to the extent, that such claim or action arose out of the gross negligence or willful misconduct of Lender. Any such settlement or compromise shall require the prior written approval of Participant (which approval shall not be unreasonably withheld, conditioned, or delayed). If Borrower's loan account is not in liquidation under Section 5.1, prior to requiring Participant to pay its share of any extraordinary expenses, Lender first shall make reasonable endeavors to charge same to Borrower and collect same from Borrower, provided that if no revolving Advances are available to Borrower under the Transaction Agreements and Borrower fails or refuses to pay same promptly upon demand by Lender, Lender may require Participant to pay its share without having to first declare Borrower's loan account in liquidation, commence legal proceedings against Borrower, or proceed against Collateral. If and to the extent that Participant defaults in its obligations to make any payment to Lender as required pursuant to this Section 3.8, such amount shall be deducted from the amount of Participant's Investment hereunder.

         3.9 If Participant defaults in its obligations to make any payment to Lender as required hereunder, including without limitation the failure to make payment of any extraordinary expenses (as that term is defined in Section 3.8 hereof), within 15 Business Days of the date on which notice of Participant's failure to make such payment is received by Participant, then the amount of any such payment, including without limitation any such unpaid extraordinary expenses, shall be deducted from the amounts otherwise payable to Participant in repayment of Participant's Investment or from any other amounts to which it might otherwise be entitled hereunder. All amounts that would have been distributed to Participant before the preceding sentence will instead be retained by Lender and applied to reduce amounts advanced by Lender under the Transaction Agreements in connection with any such unpaid extraordinary expenses for which Participant has failed to fund its pro rata share (based upon Participant's Ratable Share of the Obligations).

4.  MANAGEMENT

         4.1 (a) Participant acknowledges that its interest in Term Loan B, together with the Agreements, Transactions, Obligations, Collateral, and Collections in respect of Term Loan B, is derivative of Lender's interest in the same, and that, as between Participant and Lender, Lender shall have the sole right and authority in all respects to make decisions with respect to the same, to deal with Borrower with respect to the same, and to administer (including making legal claims with respect to the same and appearing in court in connection with the enforcement of, or on account of, such claims) Lender's and Participant's interest in the same. All of the Obligations and other Transactions shall be made and conducted in Lender's name, and all of the Collateral and Collections shall be held by or on behalf of Lender in Lender's name. Lender shall have the right to administer the Transaction Agreements, to perform and enforce the terms thereof, and to exercise all privileges and rights exercisable or enforceable by Lender thereunder, according to Lender's discretion and in the exercise of its normal business judgment. Lender hereby expressly appoints Participant as Lender's agent for the purpose of perfecting Lender's security interest in any of the Collateral that may at any time come into the possession of Participant. Lender shall have the continuing and sole right to enter into and agree to amendments, waivers, modifications, and releases with respect to the Transaction Agreements, the Transactions, and the Collateral. In the event of a bankruptcy filing by Borrower or against Borrower, and in the event of any other insolvency proceeding involving Borrower, Lender, and not Participant, shall have the sole right and authority to file a claim on account of the interest of Lender and Participant in Term Loan B, or the Agreements, Transactions, Obligations, Collateral, and Collections in respect of Term Loan B, to appear in bankruptcy court or other court on account of the same, and to otherwise take such action as Lender may deem appropriate in order to collect on the same. Lender shall not be liable to Participant for any action taken or omitted or for any error in judgment, except for its own gross negligence or willful misconduct.

                  (b) Anything contained herein to the contrary notwithstanding, for so long as there shall be any outstanding Obligations with respect to Term Loan B, Lender shall not, without the prior written consent of Participant, (i) agree to any amendment, modification or waiver of any of the rate of interest, principal amount, or maturity of Term Loan B, or the Amendment Fee, or (ii) make any additional Advances under and as defined in the Loan Agreement in excess of the aggregate amount of $40,000,000 principal at any one time outstanding.

                  (c) Anything contained herein to the contrary notwithstanding, if at any time all Obligations of Borrower to Lender (other than with respect to Term Loan B) have been paid in full in cash (or as otherwise agreed by Lender in its discretion) and there shall remain any outstanding Obligations with respect to Term Loan B, Lender shall assign to Participant or Participant's designee, without any representation, recourse, or warranty whatsoever, except as expressly set forth below in this paragraph, Participant's Percentage in Lender's right, title, and interest with respect to the Transactions and the Transaction Agreements and all security interests granted therein with respect to Term Loan B, at no expense to Participant other than the reimbursement by Participant (to the extent not paid by Borrower) of the reasonable out-of-pocket expenses of Lender and its legal counsel in connection with documenting and effecting such assignment, such documentation and assignment to be in such form as Lender and Participant shall mutually agree, whereupon Lender shall be relieved from any further duties, obligations, or liabilities to Participant pursuant to this Agreement. In connection with any assignment by Lender pursuant to this paragraph, Lender shall be deemed to have warranted to the assignee that Lender is the legal owner of the interests being assigned, that Lender has the full right, power and authority to assign, transfer and convey such interests, and that such interests are being transferred free and clear of any claims, liens or interests of any third parties (other than Participant or Participant's designee).

                  (d) Anything contained herein to the contrary notwithstanding, for so long as there shall be any outstanding Obligations with respect to Term Loan B, in all matters in respect of the portion of the Amendment Fee payable to Participant (including, without limitation, the form of payment thereof), and with respect to any extension of the Term Loan B Maturity Date to a date not later than October 1, 2003, Lender shall at all times act pursuant to the instructions of Participant.

                  (e) Anything contained herein to the contrary notwithstanding, for so long as there shall be any outstanding Obligations with respect to Term Loan B, Lender shall not release any lien of Lender in any material portion of the Collateral securing Term Loan B except in accordance with the Transaction Documents and in connection with the receipt by Borrower or Lender of proceeds in amount not less than the fair market value of all assets subject to such lien release, such proceeds to be applied to the Obligations.

         4.2 Subject to the last sentence of Section 4.1 hereof, Lender shall exercise the same care and discretion in managing and servicing the Obligations (including, without limitation, Term Loan B) and other Transactions, in making Collections in connection therewith, and in entering into any compromise or settlement with Borrower in connection therewith, as it would ordinarily exercise with respect to loans for which it has no participant. To the extent of Participant's interests hereunder, Lender is not, and shall not under any circumstances be deemed to be, a fiduciary for Participant in administering and servicing the Transaction Agreements or in any other capacity. Nothing contained herein shall confer upon either Lender or Participant any proprietary interest in, or subject either of them to any liability for or with respect to, the business, assets, profits, losses, or obligations of the other, except only as to the Obligations and other Transactions to the extent of the participation hereby created.

         4.3 Participant shall not sell, pledge, assign, sub-participate, or otherwise transfer all or any part of its interest hereunder to any third person without Lender's prior written consent. Lender may further participate or otherwise transfer or assign its interest in the Obligations, the Collateral, the Collections, or the Transactions to any third person at any time (in any such case a "Sale") without the consent of participant; provided, however, that should Lender offer to make any such Sale to any third person,
(i) notwithstanding any such Sales, Lender shall at all times retain the right to vote or otherwise control any such third party's share with respect to any right of any such third party's share to consent to any amendment, modification, waiver or consent under the Transaction Agreements, and (ii) any such Sale shall be made subject to Participant's rights and Lender's obligations under this Agreement.

         4.4 All payments with respect to the Obligations (including, without limitation, any payment by way of setoff, banker's lien, counterclaim, realization on Collateral or otherwise) received by Participant at any time, from any source other than Lender as provided in this Agreement, shall be immediately forwarded to Lender for application pursuant to the terms of this Agreement; provided that, if Lender has outright assigned the Term Loan B to Participant, this Section 4.4 shall not apply to payments received by Participant with respect to the Term Loan B from and after the effectiveness of such assignment.

         4.5 In the event a voluntary or involuntary bankruptcy case is commenced by or against Borrower, and provided that Lender has not outright assigned the Term Loan B to Participant, Lender shall file a proof of claim in such bankruptcy case with respect to the Term Loan B (which may be separate from the proof of claim filed with respect to the other Obligations) and Lender shall, following the final and full payment of all other Obligations other than the Term Loan B as provided in this Agreement, remit to Participant any property or other distribution received by Lender on account of such claim with respect to the Term Loan B. Notwithstanding the foregoing, in the event of such bankruptcy case and provided that Lender has not outright assigned the Term Loan B to Participant, subject to Lender's duties set forth in Section 4.2 of this Agreement, Participant agrees that Lender shall have no liability to Participant for, and Participant waives any claim it may hereafter have against Lender arising out of, (a) Lender's consent to the use of cash collateral pursuant to Section 363 of the United States Bankruptcy Code (Title 11 U.S.C. 101 et seq., as amended from time to time, the "Bankruptcy Code"), (b) Lender's agreement to extend additional credit to Borrower, as debtor-in-possession, or to a trustee, pursuant to Section 364 of the Bankruptcy Code, (c) pursuant to the provisions of this Agreement, Lender's application of payments received in such case, including the application to Obligations accruing after the commencement of such case (including without limitation interest, fees, costs and other charges, whether or not allowed as claims in such case), and (d) Lender's election made pursuant to Section 1111(b)(2) of the Bankruptcy Code.

5.  LIQUIDATION

         5.1 If at any time (i) Lender shall have accelerated the maturity of the Obligations based on Borrower's default under the Transaction Agreements, or (ii) the Obligations shall have matured in accordance with their terms and not have been repaid in full, Lender may, at its option, declare Borrower's loan account in liquidation. Thereafter, notwithstanding the provisions of
Section 3.4 hereof, all Collections received shall be applied:

                  (a) first, to the payment of all of Lender's share of all accrued and unpaid expenses to the extent earned or due and payable in accordance with the Loan Agreement (including the reimbursement of extraordinary expenses, financial examination expenses, and loan documentation review charges, and including any such expenses that, but for the provision of the Bankruptcy Code would have accrued or otherwise been payable) in respect of the Obligations other than Term Loan B owing by Borrower, until paid in full in cash;

                  (b) Second, to the payment of all of Lender's share of all accrued and unpaid interest and any unpaid fees to the extent earned or due and payable in accordance with the Loan

Agreement (including any interest or unpaid fees that, but for the provision of the Bankruptcy Code would have accrued or otherwise been payable) in respect of the Obligations other than Term Loan B, until paid in full in cash;

                  (c) Third, to the payment of all of Lender's share of the unpaid Obligations other than Term Loan B, until paid in full in cash;

                  (d) Fourth, to the extent that Lender has funded any part of Term Loan B, to the payment of all of Lender's share of all accrued and unpaid expenses to the extent earned or due and payable in accordance with the Loan Agreement (including the reimbursement of extraordinary expenses, financial examination expenses, and loan documentation review charges, and including any such expenses that, but for the provision of the Bankruptcy Code would have accrued or otherwise been payable) in respect of the Obligations consisting of Term Loan B, until paid in full in cash;

                  (e) Fifth, to the extent that Lender has funded any part of Term Loan B, to the payment of all of Lender's share of all accrued and unpaid interest and any unpaid fees to the extent earned or due and payable in accordance with the Loan Agreement (including any interest or unpaid fees that, but for the provision of the Bankruptcy Code would have accrued or otherwise been payable) in respect of the Obligations consisting of Term Loan B, until paid in full in cash;

                  (f) Sixth, to the extent that Lender has funded any part of Term Loan B, to the payment of all of Lender's share of the Obligations consisting of Term Loan B, until paid in full in cash;

                  (g) Seventh, to the payment of all of Participant's share of all accrued and unpaid expenses to the extent earned or due and payable in accordance with the Loan Agreement (including the reimbursement of extraordinary expenses, and including any such expenses that, but for the provision of the Bankruptcy Code would have accrued or otherwise been payable) in respect of the Obligations consisting of Term Loan B, until paid in full in cash;

                  (h) Eighth, to the payment of all of Participant's share of all accrued and unpaid interest and any unpaid fees to the extent earned or due and payable in accordance with the Loan Agreement (including any interest or unpaid fees that, but for the provision of the Bankruptcy Code would have accrued or otherwise been payable) in respect of Obligations consisting of Term Loan B, until paid in full in cash; and

                  (i) Ninth, to the payment of Participant's share of the Obligations consisting of Term Loan B.

                  Participant understands that Participant's participation is a last-out participation as to Participant's Investment, subject only to Participant's right to receive any amounts due to Participant pursuant to
Section 3.5 when Borrower's Obligations have not been accelerated.

6.  TERMINATION

         6.1 Except during any period when Borrower's loan account shall be in liquidation, this Agreement and the participation hereby created shall terminate on the full and final repayment in cash of all Obligations of Borrower to Lender under the Transaction Agreements in accordance with their terms and payment in full in cash of Participant's investment in Term Loan B and all other amounts due to Participant hereunder. Any termination hereunder notwithstanding, Participant's obligations to make payments under the provisions of Section 3.6 hereof arising during the effectiveness of this Agreement shall survive any such termination of this Agreement. If, prior to the effective date of such termination, Lender declares Borrower's loan account to be in liquidation, then the provisions of Section 5.1 hereof shall govern notwithstanding the provisions of this Section 6, and the Collections shall thereafter be distributed pursuant to the provisions of Section 5.1, based on the amount of Participant's Investment, as of the date the liquidation is declared by Lender.

         6.2 In the event that the Obligations shall have matured in accordance with their terms and not have been repaid in full, anything contained herein to the contrary notwithstanding, Lender shall have the option on or after such date to repay to Participant the outstanding balance of Participant's Investment, plus Participant's accrued interest and fees (including, without limitation, the Amendment Fee), plus any unreimbursed Participant Expenses due and payable pursuant to the Eleventh Amendment or the Loan Agreement as amended thereby, calculated pursuant to Section 3.5 hereof, to the date of purchase. Upon repayment in full to Participant, each party shall thereupon be relieved of any liability to the other party in connection herewith, except that the provisions of Section 3.6 hereof shall survive after termination. In the event that Lender shall not exercise its option to repay Participant pursuant to this
Section 6.2, all Obligations and other Transactions in existence or entered into on or after the maturity of the Obligations in accordance with their terms shall be accounted for as if Borrower's loan account were in liquidation under
Section 5.1. If Borrower's loan account is in or shall thereafter go into liquidation, the Collections shall thereafter be distributed pursuant to the provisions of Section 5.1, based on the amount of Participant's Investment, as of the date the liquidation is declared by Lender.

7.  GENERAL

         7.1 All notices provided for herein shall be in writing and mailed to the respective parties at the addresses set forth next to their signatures below, or at such other addresses as either of them shall have specified to the other in writing.

         7.2 This Agreement (a) shall be binding upon and inure to the benefit of the parties hereunder and their respective legal representatives, successors, and permitted assigns, (b) shall be governed, construed, and interpreted in all respects in accordance with the laws of the State of California, and (c) may not be modified, amended, terminated, or otherwise changed orally or by any course of dealing or in any manner except by an agreement in writing signed by the duly authorized officer of the party to be charged.

         7.3 Each of the parties hereby expressly submits and consents in advance to the non-exclusive jurisdiction of the Superior Court of the State of California in the County of Los Angeles and jurisdiction of the United States District Court for the Central District of California in any action or proceeding commenced by the other in such court with reference to any claim or dispute between the parties pertaining directly or indirectly to this Agreement or to any matter arising therefrom. Each of the parties hereby waives the right to trial by jury in any such action or proceeding, and personal service of any summons, complaint, writ, process, or other papers may be by registered or certified mail addressed to the party to be served at the address to which notices are to be sent pursuant to Section 7.1 hereof.

         7.4 If any action at law or equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees, which may be determined by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

         7.5 No term or provision contained in this Agreement, and no other agreement between the parties hereto, is intended to be, or shall it be construed to be, the formation of a partnership or joint venture between Lender and Participant.

         7.6 It is understood and agreed that Lender and Participant, or any affiliate of either thereof may, from time to time, lend money to or otherwise generally engage in any business with Borrower and any affiliate of Borrower.

         7.7 This Agreement and the duties and obligations contained herein shall be solely for the benefit of the parties hereto, their affiliates, and future participants; no third party shall have any rights hereunder as a third party beneficiary or otherwise.

         7.8 To the extent that any payment of any amount by Lender to Participant is deferred as the result of a liquidation pursuant to Section 5.1 hereof, Participant's ultimate right to collect such amount, or to attempt to collect such amount, from Borrower (subject to Lender's prior right to be repaid its share of the Obligations in full as more particularly provided hereinabove) shall not be deemed to have been waived or forfeited vis-a-vis Borrower, but merely deferred to the prior rights of Lender.

         7.9 Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement to the Loan Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         7.10 This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         7.11 Participant is not purchasing Participant's Investment on behalf of one or more employee benefit plans, or with proceeds which constitute "plan assets," as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         7.12 (a) If Lender is sued or threatened with suit by a receiver or trustee in any bankruptcy or other insolvency proceeding involving Borrower or any other Obligor (i) on account of any alleged preferential or fraudulent transfer received or alleged to have been received, directly or indirectly, from Borrower or any other such Person, to the extent attributable to Term Loan B or Participant's Investment, or (ii) relating to the equitable subordination of the Obligations or the recharacterization of any of the Obligations as equity, to the extent attributable to Term Loan B or the Participant's Investment, then Participant shall (A) indemnify, defend and hold Lender harmless from any such suit, claim or action and (B) repay or reimburse Lender for all expenses, costs and reasonable attorneys fees paid or incurred, or payments made by Lender, in connection therewith. To the extent that any amounts previously paid in respect of the Obligations are recovered from Lender, such amounts shall be reinstated as part of the Obligations, repayable in accordance with the priorities established herein and in the Loan Agreement.

              (b) Participant hereby indemnifies Lender against, and agrees to hold Lender harmless from, any and all claims, demands, actions, controversies, suits, liabilities, losses, damages, judgments, awards, costs and expenses (collectively, "Losses"), including, without limitation, all reasonable attorneys fees and disbursements and reasonable time charges of in-house counsel of Lender, arising by reason of or resulting from (i) any breach of Participant's representations, warranties or covenants contained herein, (ii) any Losses described in Section 7.12(a) above, (iii) any Losses directly arising from the making, administration, collection or enforcement of the Term Loan B or any interest in Collateral securing the Term Loan B, or that would not have occurred but for the Participant's Investment or the entering into of this Agreement, in each case save and except for any such Losses resulting from the gross negligence or willful misconduct of Lender, (iv) any sale, assignment or transfer of, or grant of a subparticipation in, all or any part of the Participant's Investment, or (v) Lender's following any direction or request of Participant with respect to the Participant's Investment. Participant's obligation to indemnify Lender under this Agreement, including, without limitation, under Section 7.12(a) hereof, will continue notwithstanding any termination or expiration of this

Agreement or the Loan Agreement, or any outright assignment of the Term Loan B from Lender to Participant.

                           [Signature page follows.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the day and year first set forth above.


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation


                         By:
                            -------------------------------------
                         Title:
                               ----------------------------------


                         WORLD ACCESS, INC.,
                         a Delaware corporation


                         By:
                            -------------------------------------
                         Title:
                               ----------------------------------